Exhibit 99.1

North Atlantic Acquisition Corp. Announces Termination of Business Combination Agreement with TeleSign, Inc.

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North Atlantic Acquisition Corporation (NAAC)

Jul 01, 2022, 06:02 ET

NEW YORK, July 1, 2022 /PRNewswire/ -- North Atlantic Acquisition Corporation ("NAAC") (NASDAQ: NAAC), a publicly-traded special purpose acquisition company, announced today that its business combination agreement with TeleSign, Inc. ("TeleSign") has terminated, effective immediately.  As a result, the special meeting of NAAC stockholders to approve the proposed transaction has been cancelled and NAAC will seek an alternative business combination.

Gary Quin, Chief Executive Officer of NAAC, said, "We are disappointed that current market conditions made it impossible to complete our proposed merger, but TeleSign is a great company with a strong management team and we are confident that it has a bright future."

About North Atlantic Acquisition Corp.

NAAC is a blank check company, also commonly referred to as a SPAC, formed for the purpose of effecting a business combination with a company with global ambition, with a primary focus on the consumer, industrials and TMT sectors in Europe or North America, where its Board of Directors has multiple decades of experience.

NAAC closed its initial public offering on January 26, 2021 and has 24 months from such date to complete its initial business combination.

About TeleSign

TeleSign provides continuous trust to leading global enterprises by connecting, protecting and proactively defending their digital identities. TeleSign verifies over five billion unique phone numbers a month, representing half of the world's mobile users, and provides critical insight into the remaining billions. The company's powerful AI and extensive data science deliver identity with a unique combination of speed, accuracy and global reach. TeleSign solutions prevent fraud, secure communications and enable the digital economy by allowing companies and customers to engage with confidence.

Forward-Looking Statements

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed business combination between NAAC and TeleSign. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predict," "potential," "continue," "strategy," "future," "opportunity," "would," "seem," "seek," "outlook" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements include, without limitation, TeleSign's and NAAC's expectations with respect to anticipated financial impacts of the proposed business combination, the satisfaction of closing conditions to the proposed business combination, and the timing of the completion of the proposed business combination. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of NAAC's Form 10-K and initial public offering prospectus, and its subsequent quarterly reports on Form 10-Q. In addition, there will be risks and uncertainties described in the Form S-4 and other documents filed by NAAC or NewCo from time to time with the SEC. These filings would identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Many of these factors are outside TeleSign's and NAAC's control and are difficult to predict. Many factors could cause actual future events to differ from the forward-looking statements in this communication, including but not limited to: (1) the outcome of any legal proceedings that may be instituted against NAAC or TeleSign following the announcement of the proposed business combination; (2) the inability to complete the proposed business combination, including due to the inability to concurrently close the business combination and related transactions, including the private placement of common stock or due to failure to obtain approval of the shareholders of NAAC; (3) the risk that the proposed business combination may not be completed by NAAC's business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by NAAC; (4) the failure to satisfy the conditions to the consummation of the proposed business combination, including the approval by the shareholders of NAAC, the satisfaction of the minimum cash requirement following any redemptions by NAAC's public shareholders and the receipt of certain governmental and regulatory approvals; (5) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the proposed business combination; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (7) volatility in the price of NAAC's or TeleSign's securities; (8) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (9) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (10) costs related to the proposed business combination; (11) changes in the applicable laws or regulations; (12) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (13) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which TeleSign operates; (14) the impact of the global COVID-19 pandemic; (15) the potential inability of TeleSign to raise additional capital needed to pursue its business objectives or to achieve efficiencies regarding other costs; (16) the enforceability of TeleSign's intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; and (17) other risks and uncertainties described in NAAC's Annual Report, its initial public offering prospectus, and its subsequent Quarterly Reports on Form 10-Q. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. TeleSign and NAAC caution that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Neither TeleSign nor NAAC gives any assurance that TeleSign or NAAC will achieve its expectations. None of TeleSign or NAAC undertakes or accepts any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

North Atlantic Acquisition Corp.

SOURCE North Atlantic Acquisition Corporation (NAAC)